UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 27, 2020

Lilis Energy, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Main St, Suite 700 Fort Worth, TX 76102 (Address of principal executive office, including zip code)

(817) 585-9001
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LLEX	NYSE American

Item 1.01	Entry Into Material Definitive Agreement.
Restructuring Support Agreement
On June 28, 2020 (the “Petition Date”), Lilis Energy, Inc., a Nevada corporation (“Lilis” or the “Company”), and its wholly owned subsidiaries, Brushy Resources, Inc., a Delaware corporation (“Brushy”), ImPetro Resources, LLC, a Delaware limited liability company (“ImPetro Resources”), ImPetro Operating LLC, a Delaware limited liability company (“ImPetro Operating”), Lilis Operating Company, LLC, a Texas limited liability company (“Lilis Operating”), and Hurricane Resources LLC, a Texas limited liability company (“Hurricane” and together with the Company, Brushy, ImPetro Resources, ImPetro Operating and Lilis Operating, the “Company RSA Parties”), entered into a Restructuring Support Agreement (“RSA”) with (i) the lenders under the Company’s revolving credit facility (other than Värde (as defined below)) (the “Consenting RBL Lenders”) and (ii) certain investment funds and entities affiliated with Värde Partners, Inc. (collectively, “Värde”), which collectively own all of the Company’s outstanding preferred stock and a subordinated participation in a portion of the indebtedness outstanding under that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, the “RBL Credit Agreement” and the loan facility, the “RBL Credit Facility”), by and among the Company, as borrower, the other Company RSA Parties, as guarantors, BMO Harris Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (“RBL Lenders”).
Under the terms of the RSA, the Company RSA Parties, the Consenting RBL Lenders and Värde have agreed to support a restructuring of the Company RSA Parties under a Chapter 11 plan of reorganization (“Plan”) to be proposed with terms set forth in the RSA, which terms provide that, subject to the RSA:

•
each lender under the RBL Credit Agreement that is unaffiliated with Värde (each, a “Non-Affiliate RBL Lender”) will receive its pro rata share of (i) $9.2 million in cash plus all accrued and unpaid interest as of the Petition Date (estimated to be $687,100), and (ii) participations in $55 million of new loans under the Exit RBL Facility described below;

•
Värde, on account of claims held by its affiliates as lenders under the RBL Credit Agreement and, if applicable, its claims under the Replacement DIP Facility described below, will receive an aggregate of 100% of the new common stock of the reorganized Lilis, and the treatment of the Company’s outstanding preferred stock, all of which is currently held by Värde, remains undecided and will be agreed on by Värde, the Company and the required Consenting RBL Lenders on or prior to the date the Replacement DIP Facility closes;

•
the treatment of allowed general unsecured claims will be determined no later than August 17, 2020, which treatment must be acceptable to Värde in consultation with the Administrative Agent, and as a condition to the effectiveness of the Plan (subject to certain exceptions provided in the RSA), the allowed general unsecured claims and allowed priority, other secured, and priority tax claims, other than claims held by Värde and its affiliates, must not exceed a total amount to be acceptable to Värde upon receipt of reasonably acceptable diligence at the time of signing the equity commitment letter providing for the Värde Equity Investment as described below; and

•	each outstanding share of the Company’s common stock will be canceled for no consideration.
The Company believes it is unlikely that the holders of shares of its common stock will receive any consideration for their shares under any plan approved by the Bankruptcy Court (as defined below), irrespective of whether such plan contemplates terms consistent with or similar to those agreed upon in the RSA.
The Plan contemplated in the RSA is contingent upon, among other things, Värde’s election in its sole discretion, on or before August 17, 2020, to provide (i) an agreed commitment (which, if elected, will be funded on the effective date of the Plan) to buy the common stock of the reorganized Lilis for $55.0 million in cash less any funding provided by Värde under the Replacement DIP Facility (but excluding any amount of interest or fees paid-in-kind and capitalized thereunder), and (ii) certain Värde funds to provide for a Replacement DIP Facility.

The Consenting RBL Lenders and Värde have the right to terminate the RSA, and their support for the restructuring contemplated by the RSA (the “Restructuring”), for customary reasons, including, among others, the failure to timely achieve any of the milestones for the progress of the Chapter 11 Cases (as defined below) that are in the RSA, which include the dates by which the Company RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring.
There can be no assurance that the Company and the other Company RSA Parties will confirm and consummate the Plan as contemplated by the RSA or complete an alternative plan of reorganization.
Initial DIP Facility, Replacement DIP Facility and Exit Facility. The RSA contemplates that, upon the interim approval of the Bankruptcy Court, the Company RSA Parties, as borrower and guarantors, the Consenting RBL Lenders (in that capacity, “Initial DIP Lenders”) and the Administrative Agent will enter into a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Initial DIP Credit Agreement”), under which the Initial DIP Lenders will provide a superpriority senior secured debtor-in-possession credit facility (the “Initial DIP Facility”) providing for an aggregate principal amount of (i) $15.0 million of new money term loans, of which up to $5.0 million will be available on an interim basis, with the remainder available on a final basis, plus (ii) roll-up loans to refinance $15.0 million of the loans under the RBL Credit Facility, including $1.5 million pre-petition bridge loans that the Non-Affiliate RBL Lenders advanced to the Company on June 17, 2020 to be approved upon entry of an interim order.
Subject to approval by the Bankruptcy Court, the proceeds of the Initial DIP Facility will be used to pay fees, expenses and other expenditures of the Company RSA Parties to be set forth in rolling budgets prepared as part of the Chapter 11 Cases, subject to approval by the Initial DIP Lenders. Closing the Initial DIP Facility is contingent on the satisfaction of customary conditions, including receipt of an order by the Bankruptcy Court approving the Initial DIP Facility and the Initial DIP Credit Agreement.
The RSA further contemplates that Värde may elect, in its sole discretion and on or prior to August 17, 2020, to provide the Company RSA Parties with a Replacement DIP Facility or the Värde Equity Investment or both. Among other things, Värde’s notification to the RBL Agent or the Company RSA Parties of its intention not to provide the Replacement DIP Facility or the Värde Equity Investment will constitute a termination event for the RSA. If Värde elects to provide a Replacement DIP Facility, the RSA contemplates that the Replacement DIP Facility will consist of a senior secured superpriority debtor-in-possession term loan facility providing for $20 million new money loans (the “Replacement DIP Facility”). The proceeds of the Replacement DIP Facility will be used to refinance in full the outstanding obligations under the Initial DIP Facility, including accrued and unpaid interest and the fees and expenses of the DIP Lenders, and pay fees, expenses and other expenditures of the Company RSA Parties during the Chapter 11 Cases. Upon the Company RSA Parties’ emergence from the Chapter 11 Cases and to the extent any claims under the Replacement DIP Facility have not otherwise been repaid, each holder of an allowed claim under the Replacement DIP Facility will receive its pro rata share of a certain percentage of the new common stock of the reorganized Lilis (subject to dilution from the Värde Equity Investment, if applicable) such that Värde and its affiliates will collectively own 100% of the outstanding common stock of the reorganized Lilis on account of its claims under the RBL Credit Facility and the Replacement DIP Facility. In addition, Värde may elect, in its sole discretion and on or prior to August 17, 2020, to purchase, upon the Company RSA Parties’ emergence from the Chapter 11 Claims, 100% of the common stock of the reorganized Lilis in exchange for $55.0 million in cash (less any funding provided by Värde pursuant to the Replacement DIP Facility (but excluding any amount of interest or fees paid-in-kind and capitalized thereunder)) (the “Värde Equity Investment”). The proceeds of the Värde Equity Investment will be used to repay a portion of the claims of the Non-Affiliate RBL Lenders under the RBL Credit Facility on the effective date, to fund other distributions under the Plan, and to fund the working capital of the reorganized Debtors.
Pursuant to the RSA, on the effective date of the Plan, the Consenting RBL Lenders will provide a revolving credit facility to the reorganized Debtors in a principal amount of $55.0 million, with a 36-month term to maturity and a 9-month borrowing base redetermination holiday (the “Exit Facility”). The proceeds of the Exit Facility will be used to repay a portion of the Non-Affiliate RBL Lenders’ claims under the RBL Credit Facility.

Alternative Restructuring. If on or prior to August 17, 2020, (i) Värde has not funded the Replacement DIP Facility with sufficient cash such that the lenders’ claims under the Initial DIP Facility have not been repaid in full with proceeds from the Replacement DIP Facility and (ii) Värde has not made a commitment to make the Värde Equity Investment (which, if elected, will be funded on the effective date of the Plan), the RSA contemplates that the Company RSA Parties will pursue a sale of substantially all their assets pursuant to bidding procedures agreed to in the RSA. A form of the bidding procedures is attached to the RSA and is incorporated herein by reference. Värde is not prohibited under the RSA from participating in such bidding on the same terms as other bidders.
The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.
On the Petition Date, the Company RSA Parties filed voluntary petitions (“Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (“Bankruptcy Court”). The Company RSA Parties also filed motions with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Lilis Energy, Inc., et al., Case No. 20-33274 (the “Chapter 11 Cases”). The Company RSA Parties will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and under the provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to continue to operate in the ordinary course throughout the Chapter 11 process without material disruption to vendors, suppliers and partners.
In addition, the Company RSA Parties filed a motion (“NOL Motion”) seeking entry of an interim and final order establishing certain procedures and restrictions (“Procedures”) with respect to the direct or indirect purchase, disposition or other transfer of the Company’s (i) common stock (“Common Stock”), (ii) Series C-1 9.75% Participating Preferred Stock (“Series C-1 Preferred Stock”), (iii) Series C-2 9.75% Participating Preferred Stock (“Series C-2 Preferred Stock”), (iv) Series D 8.25% Participating Preferred Stock (“Series D Preferred Stock”), (v) Series E 8.25% Convertible Participating Preferred Stock (“Series E Preferred Stock”), and (vi) Series F 9.00% Participating Preferred Stock (“Series F Preferred Stock”), and seeking related relief, in order to preserve and protect the potential value of the Company RSA Parties’ existing and future net operating losses (“NOLs”) and certain other tax attributes of the Company RSA Parties (together with the NOLs, “Tax Attributes”). If approved, the Procedures would, among other things, require notices of the holdings of, and proposed transactions by, any person or entity that is or, as a result of the transaction, would become, a Substantial Holder of Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock.
For purposes of the Procedures, a “Substantial Holder” is any person, entity or, in certain cases, group of persons or entities, with beneficial ownership (as determined under applicable rules under the Internal Revenue Code of 1986, as amended) of, (i) 4,280,509 shares of Common Stock, which represents approximately 4.50% of the issued and outstanding Common Stock as of the Petition Date, (ii) 4,500 shares of Series C-1 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-1 Preferred Stock as of the Petition Date, (iii) 1,125 shares of Series C-2 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-2 Preferred Stock as of the Petition Date, (iv) 1,766 shares of Series D Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series D Preferred Stock as of the Petition Date, (v) 2,700 shares of Series E Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series E Preferred Stock as of the Petition Date, or (vi) 2,475 shares of Series F Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series F Preferred Stock as of the Petition Date.
If the Procedures are approved, any prohibited transfer of Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock would be null and void ab initio and will cause reversal of the noncompliant transaction and such other (or additional) measures as the Bankruptcy Court may deem appropriate.
The NOL Motion and Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. The Company RSA Parties also requested authority to employ Stretto as its claims and notice agent. If approved, the NOL Motion and Procedures and additional information about the Chapter 11 Cases would also be available for free on the website maintained by Stretto, located at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Filing the Bankruptcy Petitions constituted an event of default that accelerated the Company’s obligations under the RBL Credit Agreement. The RBL Credit Agreement provides that, as a result of that default, the principal and interest due thereunder is immediately due and payable. Any efforts to enforce such payment obligations under the

RBL Credit Agreement are automatically stayed because of the Chapter 11 Cases, and the RBL Lenders’ rights of enforcement regarding the RBL Credit Agreement are subject to the provisions of the Bankruptcy Code.

The information under Item 1.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2020, Markus Specks, a former Värde designee under Värde’s board designation right as holder of the Company’s outstanding preferred stock, resigned as a director of the Company. Mr. Specks was replaced by Mr. Nicholas Winter, a Managing Director of Värde Partners, Inc., who was designated as a Company director by Värde.

For a description of the material transactions between the Company and Värde since the beginning of 2019, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on April 30, 2020. Such description is incorporated herein by reference. In addition, Värde is a party to the RSA, as described above under Item 1.01. The information under Item 1.01 is also incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 29, 2020, the Company issued a press release announcing the commencement of the Chapter 11 Cases, its entry into the RSA and the resignation of Mr. Specks and his replacement by Mr. Winter, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1923, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Restructuring Support Agreement, dated as of June 28, 2020, by and among Lilis Energy, Inc., certain of its subsidiaries, the lenders party thereto, and certain investment funds and entities affiliated with Värde Partners, Inc.

99.1	Press release, dated June 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Lilis Energy, Inc.
Date: June 29, 2020    By:    /s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President and Chief Financial Officer

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